                                                                   EXHIBIT 10.40


                                InnerDyne, Inc.
                              1244 Reamwood Avenue
                              Sunnyvale, CA 94089


May 26, 1998


United States Surgical Corporation
150 Glover Avenue
Norwalk, CT 06856

Ladies and Gentlemen:

     This letter agreement (the "Letter Agreement") is intended to confirm our agreement concerning formation of a relationship between InnerDyne, Inc. (the "Company") and U.S. Surgical Corporation ("USSC") relating to the license from the Company to USSC of certain technology related to the coating of [*] on the terms and conditions set forth below.

     The Company and USSC agree as follows:

     1.  TECHNOLOGY LICENSE TO USSC.

         (a) GRANT OF LICENSE. Subject to the limitations set forth below, the Company hereby grants to USSC, and USSC hereby accepts from the Company, a nonexclusive license, without right to sublicense, to certain coating technology (including U.S. Patent No. 5,463,010, all as described on Attachment 1 (the "Technology"), to manufacture or have manufactured by [*] or another vendor designated by USSC ("Subcontractor") [*] products coated with siloxane by plasma polymerization for use by USSC. Nothing in this Letter Agreement shall prevent the Company from continuing to use the Technology to coat components of the Company's products.


         (b) UP FRONT LICENSE FEES. Within 30 days following execution of this Letter Agreement, USSC shall pay the Company by wire transfer and pursuant to the Company's written instructions, [*]. Within 30 days following shipment of the Coating Equipment to USSC or its Subcontractor and acceptance thereof by USSC, USSC shall pay the Company by wire transfer and pursuant to the Company's written instructions, an additional [*].

                   * MATERIAL HAS BEEN OMITTED PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
                  MATERIAL HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

         (c)  ROYALTY PAYMENTS.

              (i) Subject to (ii) below, at the end of every quarterly period under this Letter Agreement, USSC shall pay the Company a royalty of [*] for each [*] purchased by USSC from Subcontractor during such quarterly period that is manufactured with the use of the Technology; provided that in no event shall USSC pay the Company a royalty of less than [*] at the end of every quarterly period for the first 12 quarterly periods under this Letter Agreement. The initial quarterly period shall commence 30 days following shipment of the Coating Equipment to USSC or Subcontractor.

              (ii) Following expiration of any patent issued to the Company under U.S. Patent No. 5,463,010 (the "PATENT"), USSC shall not be required to pay the Company any additional royalty payments.

              (iii) USSC agrees to make and to maintain, until the expiration of two years after the last payment under this Letter Agreement is due, complete books, records and accounts to verify the number of [*] and any other applicable future [*] products purchased by USSC and to confirm the royalties payable on such [*] and other future [*] products. The Company shall have the right not more than once every 12 months to examine such books, records and accounts of USSC during normal business hours solely to verify royalty reports and the amount of payments made to the Company under this Letter Agreement.

             (iv) Amounts payable to the Company under this Letter Agreement are payable in full to the Company without deduction and are net of taxes. In addition to such amounts, USSC shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable, however designated, levied or based on amounts payable to the Company under this Letter Agreement or in accordance with the provisions of this Letter Agreement, but exclusive of United States federal, state and local taxes based on the Company's net income. To the extent the Company obtains any tax credits, offsets or other similar amounts from any tax authorities as a result of any payment of tax by USSC under this subsection, the Company shall pay such amount to USSC within 30 days of receipt of such amount from the relevant tax authority or credit USSC for such amount in future royalty payments, if any, at USSC'S option.

     2.  COOPERATION/RESPONSIBILITIES

         (a) The parties agree that the Company shall design, fabricate and test the plasma reactor to coat the [*] purchased by USSC.

         (b) The parties agree that (i) USSC or Subcontractor shall design, fabricate and test any material handling system or apparatus that USSC or Subcontractor

                   * MATERIAL HAS BEEN OMITTED PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
                  MATERIAL HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

wishes to use in conjunction with the Coating Equipment and (ii) USSC or Subcontractor shall ship such system or apparatus on a timely basis in the event USSC or Subcontractor wishes to incorporate such system or apparatus into the testing of the Coating Equipment. It is acknowledged that the "system or apparatus" referred to herein does not include apparatus for fixture of parts during the coating process proper, which apparatus shall be included in the Coating Equipment to be provided by the Company.

          (c) The Company and USSC or Subcontractor shall jointly design the interface of the material handling system or apparatus and the Coating Equipment, if desired by USSC. Engineers of both parties shall meet in Salt Lake City, Utah shortly after the execution of this Letter Agreement to agree on final details concerning applicable equipment annotated in the cost proposal dated April 7, 1998. In addition, when the Company determines that the USSC reactor is operational, the Company shall provide a one time training course at the Company's Salt Lake City, Utah facility for personnel of USSC and/or Subcontractor designated by USSC. USSC shall be responsible for shipping and installation of the Coating Equipment and shall provide adequate facilities and utility connections. If USSC requests additional engineering services from the Company in which is beyond the scope of the April 7, 1998 cost proposal, the Company shall bill USSC for the Company's engineering resources devoted to activities under this Letter Agreement at the Company's hourly cost of labor (including direct labor and benefits) which is agreed to be [*] per hour, plus [*] overhead.

          (d) The Company and USSC agree that at and upon USSC's request, they shall negotiate in good faith for the inclusion of uses of the Technology in conjunction with manufacture of other USSC products beyond the [*] described herein within the license granted hereunder.

     4.   TERM.

          (a) The term of this Letter Agreement and the license granted under this Letter Agreement shall commence on the date this Letter Agreement is entered into by both parties and shall continue until expiration of the Patent, unless and until earlier terminated as provided in this paragraph. Either party may, at its option, terminate this Letter Agreement if the other party defaults in the performance of a material obligation under this Letter Agreement and if such default has not been corrected within 30 days after receipt of written notice describing such default. Such termination shall become effective upon the giving of a written notice of termination and shall be without prejudice to any other remedy which may be available to the party giving notice against the party in default. Either party may immediately terminate this Letter Agreement by written notice to the other (without prior advance notice) in the event that
(1) the other party enters into proceedings in bankruptcy or insolvency, (2) the other party makes an assignment for the benefit of creditors, (3) a petition is filed against the other party under a bankruptcy law, a corporate reorganization law or any other law for relief of debtors or similar law analogous in purpose or effect, which petition is not dismissed within 60 days, or (4) the other party enters into liquidation or dissolution

                   * MATERIAL HAS BEEN OMITTED PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
                  MATERIAL HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

proceedings. In addition, with six months prior written notice to the Company, USSC may terminate this Letter Agreement at any time following the completion of the third year following shipment of the Coating Equipment to USSC or Subcontractor. USSC may also terminate this Letter Agreement after the initial Up Front License Fee payment of [*] is made but prior to payment of the second Up Front License Fee payment of [*] if USSC determines, in its sole discretion, that the use of the Technology is not effective for USSC's purposes. Upon any termination of this Letter Agreement, each party shall return and make no further use of property, materials and other items (including any copies thereof) belonging to the other party and relating to this Letter Agreement, and USSC and/or Subcontractor shall discontinue the manufacture and sale of any products using the Technology (provided that USSC may dispose of any products then in its inventory).

          (b) Notwithstanding any other provision of this Letter Agreement, the obligations of the Company and USSC under sections 1(c), 4, 5, 6, 7 and 9 shall survive termination of this Letter Agreement, and each party shall remain obligated to pay any amounts owed to the other party hereunder at the time of such termination. In the event that the obligations of either party hereunder at the time of such termination. In the event that the obligations of either party under this Letter Agreement are assigned to another person or entity, by operation of law or otherwise (including, but not limited to, a sale or merger of either party to or with another company or entity), the assigning party shall ensure as a condition to the effectiveness of such assignment that (i) the assuming party agrees to be bound by and comply with the terms of this Letter Agreement, and (ii) that this Letter Agreement shall be assigned smoothly to the assuming party and that the benefits of this Letter Agreement to the other party to this Letter Agreement be fully preserved.

     5. INDEMNIFICATION. USSC agrees to indemnify and hold the Company harmless from and against any cost, loss or expense (including attorney's fees) resulting from any and all claims by third parties for loss, damage or injury (including death) allegedly caused by USSC's products, or any portion or any portions of the products manufactured or distributed by USSC or Subcontractor, including, without limitation, any claim resulting from the acts, representations or omissions of USSC with respect to USSC's products or any part or parts of USSC's products. The Company shall have the right to participate at its expense in any such dispute. The foregoing indemnification notwithstanding, however, USSC shall not be liable for any cost, loss or expense caused by the negligence or intentional wrongdoing of the Company or its employees or agents.

     6. CONFIDENTIAL INFORMATION. For purposes of this Letter Agreement, the term "Confidential Information" consists of (a) any information designated by a party as confidential, (b) the Company's technology, and (c) any information relating to the either party's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how except such information which the parties agree in writing is not confidential. Notwithstanding the foregoing, "Confidential Information" shall not include information which: (a) at or after the time of disclosure is published or otherwise becomes a part of the public domain through no fault of the discloser (but only after, and only to the extent that, it

                   * MATERIAL HAS BEEN OMITTED PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
                  MATERIAL HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

is published or otherwise becomes part of the public domain); (b) the discloser can show was known to it at the time of disclosure, free of restriction; (c) has been or hereafter is disclosed to the discloser without any obligation of confidentiality by a third Person who is in lawful possession of such information and has the right to disclose it to the discloser; (d) has been or hereafter is disclosed by the discloser to a third Person free of any obligations of confidentiality; or (e) is disclosed by the discloser pursuant to the order or requirement of a court, administrative agency or other governmental body, provided that the discloser promptly informs the other party of its intent to make such disclosure, takes all reasonable steps to limit such disclosure and does not inhibit the other party in taking whatever lawful steps the other party considers necessary to attempt to preserve the confidentiality of such information. Each party shall use any Confidential Information received from the other party solely for implementing its obligations under this Letter Agreement, and will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information, except in accordance with other provisions of this Letter Agreement. Each party agrees to protect any Confidential Information from disclosure to others with at least the same degree of care as is accorded to its own proprietary information, but in no event with less than reasonable care. In the event of termination of this Letter Agreement, there will be no use or disclosure by USSC of any Confidential Information.

     7. INDEPENDENT CONTRACTORS. The relationship of the Company and USSC established by this Letter Agreement is that of independent contractors, and nothing contained in this Letter Agreement will be construed (i) to give either party the power to direct and control the day-to-day activities of the other,
(ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     8. MISCELLANEOUS. In the event that any one or more of the provisions of this Letter Agreement shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision, but this Letter Agreement shall then be construed as if such enforceable provision or provisions had never been contained in this Letter Agreement. This Letter Agreement shall not be altered, modified or amended in any respect except by a writing signed by each party. The failure of either party to enforce at any time any of the provisions of this Letter Agreement shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. Any notice to be made in connection with this Letter Agreement shall be deemed effectively given when sent by registered mail or confirmed facsimile by one party to the other party at their respective addresses as first set forth in this Letter Agreement. All the terms and provisions of this Letter Agreement shall be binding upon and inure to the benefit of the parties to this Letter Agreement and their successors and assigns and legal representatives, except that neither party may assign this Letter Agreement nor any right granted in this Letter Agreement, in whole or in part, without the other party's prior written consent. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Letter Agreement represents the entire agreement between the parties and supersedes all prior agreements and understandings with respect to all matters covered in this Letter Agreement. This Agreement shall not be construed to in any manner affect the agreement between the parties hereto dated December 20, 1996.

     If this Letter Agreement is acceptable to you, please countersign below and return one of the two enclosed originals of this Letter Agreement to me at the above address. The Company and USSC intend that this Letter Agreement constitute a binding agreement.

                                        Very truly yours,

                                        INNERDYNE, INC.



                                        /s/ WILLIAM G. MAVITY
                                        ----------------------------------------
                                        William G. Mavity
                                        President and Chief Executive Officer

Accepted and agreed to:

UNITED STATES SURGICAL CORPORATION



/s/ CHARLES TRIBIE         5/26/98
----------------------------------------
Charles Tribie
Vice President

                                  Attachment 1

U.S. Patent No. 5,463,010 -- "Hydrocyclosiloxane membrane prepared by plasma polymerization process" -- process and equipment design information required to implement the above patent for the coating of specified instrument seals and valves.